Exhibit 99.1

Microsoft Cloud Strength Fuels Second Quarter Results

REDMOND, Wash. — January 25, 2022 — Microsoft Corp. today announced the following results for the quarter ended December 31, 2021, as compared to the corresponding period of last fiscal year:

•	Revenue was $51.7 billion and increased 20%
•	Operating income was $22.2 billion and increased 24%
•	Net income was $18.8 billion and increased 21%
•	Diluted earnings per share was $2.48 and increased 22%

“Digital technology is the most malleable resource at the world’s disposal to overcome constraints and reimagine everyday work and life,” said Satya Nadella, chairman and chief executive officer of Microsoft. “As tech as a percentage of global GDP continues to increase, we are innovating and investing across diverse and growing markets, with a common underlying technology stack and an operating model that reinforces a common strategy, culture, and sense of purpose.”

“Solid commercial execution, represented by strong bookings growth driven by long-term Azure commitments, increased Microsoft Cloud revenue to $22.1 billion, up 32% year over year” said Amy Hood, executive vice president and chief financial officer of Microsoft.

Business Highlights

Revenue in Productivity and Business Processes was $15.9 billion and increased 19%, with the following business highlights:

•	Office Commercial products and cloud services revenue increased 14% driven by Office 365 Commercial revenue growth of 19%
•	Office Consumer products and cloud services revenue increased 15% and Microsoft 365 Consumer subscribers grew to 56.4 million
•	LinkedIn revenue increased 37% (up 36% in constant currency)
•	Dynamics products and cloud services revenue increased 29% driven by Dynamics 365 revenue growth of 45% (up 44% in constant currency)

Revenue in Intelligent Cloud was $18.3 billion and increased 26%, with the following business highlights:

•	Server products and cloud services revenue increased 29% driven by Azure and other cloud services revenue growth of 46%

Revenue in More Personal Computing was $17.5 billion and increased 15%, with the following business highlights:

•	Windows OEM revenue increased 25%
•	Windows Commercial products and cloud services revenue increased 13% (up 14% in constant currency)
•	Xbox content and services revenue increased 10%
•	Search and news advertising revenue excluding traffic acquisition costs increased 32%

•	Surface revenue increased 8%

Microsoft returned $10.9 billion to shareholders in the form of share repurchases and dividends in the second quarter of fiscal year 2022, an increase of 9% compared to the second quarter of fiscal year 2021.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Environmental, Social, and Governance (ESG)

To better execute Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Brett Iversen, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on January 25, 2023.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2020 As Reported (GAAP)	$43,076	$17,897	$15,463	$2.03
2021 As Reported (GAAP)	$51,728	$22,247	$18,765	$2.48
Percentage Change Y/Y (GAAP)	20%	24%	21%	22%
Constant Currency Impact	$(4)	$44	$(10)	$0.00
Percentage Change Y/Y (non-GAAP) Constant Currency	20%	24%	21%	22%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2020 As Reported (GAAP)	$13,353	$14,601	$15,122
2021 As Reported (GAAP)	$15,936	$18,327	$17,465
Percentage Change Y/Y (GAAP)	19%	26%	15%
Constant Currency Impact	$14	$(32)	$14
Percentage Change Y/Y (non-GAAP) Constant Currency	19%	26%	15%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended December 31, 2021
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y (non-GAAP) Constant Currency
Office Commercial products and cloud services	14%	0%	14%
Office 365 Commercial	19%	0%	19%
Office Consumer products and cloud services	15%	0%	15%
LinkedIn	37%	(1)%	36%
Dynamics products and cloud services	29%	0%	29%
Dynamics 365	45%	(1)%	44%
Server products and cloud services	29%	0%	29%
Azure and other cloud services	46%	0%	46%
Windows OEM	25%	0%	25%
Windows Commercial products and cloud services	13%	1%	14%
Xbox content and services	10%	0%	10%
Search and news advertising excluding traffic acquisition costs	32%	0%	32%
Surface	8%	0%	8%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential consequences under trade, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of December 31, 2021. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Brett Iversen, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

Revenue:
Product	$20,779	$19,460	$37,410	$35,263
Service and other	30,949	23,616	59,635	44,967

Total revenue	51,728	43,076	97,045	80,230

Cost of revenue:
Product	6,331	6,058	10,123	9,655
Service and other	10,629	8,136	20,483	15,541

Total cost of revenue	16,960	14,194	30,606	25,196

Gross margin	34,768	28,882	66,439	55,034
Research and development	5,758	4,899	11,357	9,825
Sales and marketing	5,379	4,947	9,926	9,178
General and administrative	1,384	1,139	2,671	2,258

Operating income	22,247	17,897	42,485	33,773
Other income, net	268	440	554	688

Income before income taxes	22,515	18,337	43,039	34,461
Provision for income taxes	3,750	2,874	3,769	5,105

Net income	$18,765	$15,463	$39,270	$29,356

Earnings per share:
Basic	$2.50	$2.05	$5.23	$3.88
Diluted	$2.48	$2.03	$5.19	$3.85

Weighted average shares outstanding:
Basic	7,505	7,555	7,509	7,561
Diluted	7,555	7,616	7,561	7,627

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

Net income	$18,765	$15,463	$39,270	$29,356

Other comprehensive income (loss), net of tax:
Net change related to derivatives	0	8	2	12
Net change related to investments	(743)	(492)	(1,165)	(693)
Translation adjustments and other	(103)	741	(222)	852

Other comprehensive income (loss)	(846)	257	(1,385)	171

Comprehensive income	$17,919	$15,720	$37,885	$29,527

BALANCE SHEETS

(In millions) (Unaudited)

	December 31, 2021	June 30, 2021

Assets
Current assets:
Cash and cash equivalents	$20,604	$14,224
Short-term investments	104,765	116,110

Total cash, cash equivalents, and short-term investments	125,369	130,334
Accounts receivable, net of allowance for doubtful accounts of $551 and $751	33,520	38,043
Inventories	3,019	2,636
Other current assets	12,280	13,393

Total current assets	174,188	184,406
Property and equipment, net of accumulated depreciation of $55,277 and $51,351	67,214	59,715
Operating lease right-of-use assets	12,354	11,088
Equity investments	6,994	5,984
Goodwill	50,921	49,711
Intangible assets, net	7,462	7,800
Other long-term assets	21,256	15,075

Total assets	$340,389	$333,779

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,314	$15,163
Current portion of long-term debt	4,998	8,072
Accrued compensation	7,782	10,057
Short-term income taxes	3,731	2,174
Short-term unearned revenue	34,001	41,525
Other current liabilities	11,684	11,666

Total current liabilities	77,510	88,657
Long-term debt	48,260	50,074
Long-term income taxes	26,121	27,190
Long-term unearned revenue	2,768	2,616
Deferred income taxes	199	198
Operating lease liabilities	10,774	9,629
Other long-term liabilities	14,747	13,427

Total liabilities	180,379	191,791

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,500 and 7,519	84,528	83,111
Retained earnings	75,045	57,055
Accumulated other comprehensive income	437	1,822

Total stockholders’ equity	160,010	141,988

Total liabilities and stockholders’ equity	$340,389	$333,779

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

Operations
Net income	$18,765	$15,463	$39,270	$29,356
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	3,496	2,761	6,708	5,406
Stock-based compensation expense	1,897	1,566	3,599	3,022
Net recognized gains on investments and derivatives	(307)	(354)	(671)	(482)
Deferred income taxes	183	(17)	(5,787)	(28)
Changes in operating assets and liabilities:
Accounts receivable	(5,543)	(4,008)	4,943	4,835
Inventories	394	788	(383)	(20)
Other current assets	830	730	1,770	676
Other long-term assets	(908)	(1,499)	(1,506)	(1,561)
Accounts payable	235	33	(236)	348
Unearned revenue	(4,343)	(3,227)	(7,228)	(6,291)
Income taxes	(2,057)	(2,368)	596	(3,351)
Other current liabilities	1,745	1,755	(2,398)	(1,196)
Other long-term liabilities	93	893	343	1,137

Net cash from operations	14,480	12,516	39,020	31,851

Financing
Repayments of debt	0	(3,250)	(4,826)	(3,250)
Common stock issued	291	302	903	847
Common stock repurchased	(7,433)	(6,535)	(15,117)	(13,278)
Common stock cash dividends paid	(4,652)	(4,230)	(8,858)	(8,086)
Other, net	(192)	79	(364)	(156)

Net cash used in financing	(11,986)	(13,634)	(28,262)	(23,923)

Investing
Additions to property and equipment	(5,865)	(4,174)	(11,675)	(9,081)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(850)	(415)	(2,056)	(896)
Purchases of investments	(2,505)	(15,092)	(12,814)	(29,672)
Maturities of investments	5,253	15,264	14,115	29,530
Sales of investments	2,895	2,421	8,525	4,835
Other, net	(89)	327	(506)	(1,756)

Net cash used in investing	(1,161)	(1,669)	(4,411)	(7,040)

Effect of foreign exchange rates on cash and cash equivalents	106	14	33	(32)

Net change in cash and cash equivalents	1,439	(2,773)	6,380	856
Cash and cash equivalents, beginning of period	19,165	17,205	14,224	13,576

Cash and cash equivalents, end of period	$20,604	$14,432	$20,604	$14,432

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

Revenue
Productivity and Business Processes	$15,936	$13,353	$30,975	$25,672
Intelligent Cloud	18,327	14,601	35,291	27,587
More Personal Computing	17,465	15,122	30,779	26,971

Total	$51,728	$43,076	$97,045	$80,230

Operating Income
Productivity and Business Processes	$7,688	$6,181	$15,269	$11,887
Intelligent Cloud	8,197	6,492	15,759	11,914
More Personal Computing	6,362	5,224	11,457	9,972

Total	$22,247	$17,897	$42,485	$33,773